Exhibit B

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: November 17, 2023

ACTIVISION PUBLISHING, INC.

By:	/s/ Luci Altman
	Name:	Luci Altman
	Title:	Secretary

ACTIVISION ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Luci Altman
	Name:	Luci Altman
	Title:	Secretary

ACTIVISION BLIZZARD, INC.

By:	/s/ Keith R. Dolliver
	Name:	Keith R. Dolliver
	Title:	Vice President

MICROSOFT CORPORATION

By:	/s/ Keith R. Dolliver
	Name:	Keith R. Dolliver
	Title:	Corporate Secretary